UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

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Item 2.02. Results of Operations and Financial Condition	1

Signatures	3

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Item 2.02. Results of Operations and Financial Condition

Expected earnings impact in the first quarter from mark-to-market derivative transactions

We use various derivative instruments to manage our exposure to commodity price risk on sales of oil and gas production. All derivative instruments are recorded on the balance sheet at fair value. If a derivative does not qualify as a hedge or is not designated as a hedge, the changes in fair value, both realized and unrealized, are recognized currently in our income statement as gain or loss on mark-to-market derivative contracts. If a derivative is designated as a cash flow hedge and qualifies for hedge accounting, any unrealized gain or loss is deferred in accumulated Other Comprehensive Income (“OCI”), a component of Stockholders’ Equity until the hedged oil and gas production is sold. Realized gains and losses on derivative instruments that are designated as a hedge and qualify for hedge accounting are generally included in oil and gas revenues in the period the hedged volumes are sold. Gains and losses deferred in OCI related to cash flow hedges for which hedge accounting has been discontinued remain in OCI until the related product has been delivered.

We do not use hedge accounting for certain of our derivative instruments, either because the derivatives do not qualify for hedge accounting or we have elected not to use hedge accounting. Consequently, these derivative contracts are marked-to-market each quarter with fair value gains and losses, both realized and unrealized, recognized currently as a gain or loss on mark-to-market derivative contracts on the income statement.

Due to a significant increase in oil prices, and consistent with prior periods in which oil prices have increased, the Company expects the first quarter of 2005 to be impacted by a pre-tax loss on mark-to-market derivative contracts of approximately $374 million ($224 million after tax) consisting of realized cash losses of approximately $37 million ($22 million after tax) and an unrealized mark-to-market loss of approximately $337 million ($202 million after tax). The change in fair value for derivatives that are accounted for as hedges will be deferred in OCI until the hedged production is sold.

Elimination of 2006 swap & collar positions

In March 2005, we executed a series of contracts that will eliminate all of our 2006 oil price swaps and collars in exchange for a tax deductible payment of approximately $292 million ($175 million after tax). As a result of this tax deduction, as well as our existing net operating loss (NOL) and enhanced oil recovery credit (EOR) carryforwards we do not expect to pay any significant federal or state income taxes in 2005. Depending upon prevailing commodity prices in 2006, our NOL and EOR positions may result in our not paying significant federal and state income taxes in 2006.

We expect to make the $292 million payment to eliminate the 2006 swaps and collars in the second or third quarter of 2005 with proceeds to be received from a recently announced property sale. This payment will reduce derivative liabilities on our balance sheet. The $146 million cash payment for the collars will be reflected as a financing cash outflow in our statement of cash flows when the cash is paid. Under FAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, the collars are deemed to contain a significant financing element because they included off-market terms. The $146 million cash payment for the swaps will be reflected as an operating cash outflow when the cash is paid.

Although we eliminated our 2006 swap and collar positions, we still have collars for the remainder of 2005 and the years 2007 and 2008 that are subject to mark-to-market accounting. Consequently, as in the past, we expect that there will continue to be significant volatility in our reported earnings due to gains and losses on mark-to-market derivative contracts as changes occur in the NYMEX price index.

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Acquisition of floors for 2006 oil production

In March 2005, we acquired $45.00 NYMEX put options on 40,000 barrels of oil per day in 2006. These put options cost an average of $2.96 per barrel which will be paid during 2006. We have elected not to use hedge accounting for the puts and consequently, the puts will be marked-to-market each quarter with fair value gains and losses recognized currently as a gain or loss on mark-to-market derivative contracts on the income statement.

Stock appreciation rights

In addition, we have issued stock appreciation rights (SARs) to employees and accounting for SARs requires that we record an expense or a credit for vested or deemed vested SARs depending on whether, during the period, our stock price either rose or fell, respectively. Accordingly, since our stock price increased from $26.00/share on December 31, 2004 to $34.90/share on March 31, 2005 we anticipate recording a pre-tax charge of approximately $23 million ($14 million after tax) in the first quarter for SARs. Cash payments for SARs exercised during the first quarter were approximately $3 million.

Additional Information and Forward Looking Statements

This Report on Form 8-K includes forward-looking statements based on our current expectations and projections about future events. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things:

•	uncertainties regarding the closing of our recently announced property sale;

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations; including the impact on our earnings as a result of our derivative positions.

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance, and

•	general economic, market, industry or business conditions.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue certainty on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2004, for a further discussion of these risks. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 15, 2005	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

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